As filed with the Securities and Exchange Commission on September 30, 2005.
Registration No. 333-126645
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNOCAL CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
95-3825062
(I.R.S. Employer Identification No.)
6001 BOLLINGER CANYON ROAD
SAN RAMON, CA 94583
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
KARI H. ENDRIES
ASSISTANT SECRETARY
6001 BOLLINGER CANYON ROAD
SAN RAMON, CA 94583
(925) 842-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Terry M. Kee, Esq.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-126645) filed on July 15, 2005, pertaining to Deferred Compensation Obligations of the Registrant to be offered under the Unocal Deferred Compensation Plan of 2005.
     The undersigned Registrant hereby removes and withdraws from registration all Deferred Compensation Obligations and any additional securities registered pursuant to this Registration Statement which remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 30, 2005.

UNOCAL CORPORATION
By:	/s/ KARI H. ENDRIES
Kari H. Endries
Assistant Secretary